Exhibit 23.4
CONSENT OF COGNYST ADVISORS, L.L.C.
     The undersigned hereby consents to the inclusion in Elster Group SE’s Registration Statement on Form F-1, including any amendments thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, of its name, references to The Scott Report: AMR Deployments in North America (2nd Quarter 2010) and the data cited in the Registration Statement.
September 8, 2010

Cognyst Advisors L.L.C.
By:	/s/ Howard A. Scott
	Name:	HOWARD A. SCOTT, Ph.D.
Managing Director